UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2007

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Retention Replacement Plan

On November 28, 2007, the Compensation Committee of the Board of Directors (the “Committee”) approved the McDonald’s Corporation (the “Company”) Executive Retention Replacement Plan (“Replacement Plan”), effective December 31, 2007. The Replacement Plan is intended to provide the participants with the economic equivalent of the potential benefits they may be eligible to receive under the Company’s Executive Retention Plan in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (“IRC”). The only participants in the Replacement Plan are James A. Skinner, Matthew H. Paull, Gloria Santona and Jack Daly. The Replacement Plan will not impact participants who are currently receiving benefits under the Executive Retention Plan.

As disclosed in the Company’s Form 8-K filed on November 19, 2007, Mr. Paull will retire from the Company effective on or about February 28, 2008. Mr. Paull will receive benefits under the Replacement Plan following his retirement in 2008.

The foregoing summary of the Replacement Plan is qualified in its entirety by the definitive plan, a copy of which is included as an exhibit hereto.

Other Changes to Company Programs

The Committee has also approved non-material changes to the Company’s Severance Plan, Excess Benefit and Deferred Bonus Plan and the Governance Committee of the Company’s Board of Directors approved changes to the Directors’ Deferred Compensation Plan, which changes were primarily intended to comply with Section 409A of the IRC.

The foregoing summary is qualified in its entirety by the definitive amended plans, copies of which are included as exhibits hereto.

Target Incentive Plan

On November 28, 2007, the Committee approved target awards for 2008 under the Company’s Target Incentive Plan or “TIP” for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. For 2008, the target TIP awards for these positions are as follows:

Position	Target TIP as percentage of base salary as in effect 12/31/08
Chief Executive Officer	150%
Chief Operating Officer	125%
Chief Financial Officer	100%

For 2008, the maximum TIP award for all positions will be 250% of the target award. The 2007 TIP is more fully described in the Company’s Form 8-K filed on January 30, 2007 and the Company’s most recent proxy statement, filed on April 9, 2007. The Company expects that the operation of the 2008 TIP will not differ significantly from the Company’s 2007 TIP.

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Changes to Compensation of Peter J. Bensen in Connection with Promotion

As announced by the Company on November 13, 2007 and disclosed in the Company’s Form 8-K filed on November 19, 2007, the Company announced that effective January 1, 2008, Peter J. Bensen will succeed Matthew H. Paull as Executive Vice President and Chief Financial Officer of the Company. In connection with this promotion, on November 28, 2007, the Committee approved certain changes to Mr. Bensen’s compensation, each effective January 1, 2008, as described below:

•	Base salary: Mr. Bensen’s base salary will increase to $450,000.

•	Target TIP award: as described above, Mr. Bensen’s target award under the TIP for 2008 is 100% of his base salary as in effect on December 31, 2008.

•

Target Cash Performance Unit Plan (CPUP) award: as described in the Company’s Form 8-K filed on March 23, 2007, as of April 1, 2007, Mr. Bensen became eligible to participate in the Company’s CPUP for the performance period from January 1, 2007 through December 31, 2009 on a pro rated basis. In connection with his promotion, Mr. Bensen’s pro-rated target CPUP payout for the 2007-2009 performance period has been increased to $1,135,417. Mr. Bensen’s CPUP award is described in further detail in the Company’s Form 8-K filed on March 23, 2007.

•

Equity awards: It is expected that Mr. Bensen will receive annual equity awards commensurate with his position. The Company typically grants executive officers 50% of the deemed value of their equity award in the form of performance-vested restricted stock units and the remaining 50% in the form of stock options.

•

Other compensation and benefit programs: Mr. Bensen will also generally participate in the Company’s programs available to executive officers, as described in the Company’s most recent proxy statement, filed on April 9, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	McDonald’s Corporation Executive Retention Replacement Plan

99.2	McDonald’s Corporation Severance Plan

99.3	McDonald’s Corporation Excess Benefit and Deferred Bonus Plan

99.4	McDonald’s Corporation Directors’ Deferred Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: December 4, 2007	By:	/s/ Denise A. Horne Denise A. Horne Corporate Vice President— Associate General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No. 99.1        McDonald’s Corporation Executive Retention Replacement Plan

Exhibit No. 99.2        McDonald’s Corporation Severance Plan

Exhibit No. 99.3        McDonald’s Corporation Excess Benefit and Deferred Bonus Plan

Exhibit No. 99.4        McDonald’s Directors’ Deferred Compensation Plan

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